CONSENT OF INDEPENDENT REGISTERED
CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 33-45716, 33-98946, 333-66315 and 333-83556 on Form S-8 and Registration Statement No. 333-144800 on Form F-10 of our reports dated June 3, 2011, relating to the financial statements and financial statement schedules of Zarlink Semiconductor Inc. and relating to the effectiveness of Zarlink Semiconductor Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Zarlink Semiconductor Inc. for the year ended March 25, 2011.

/s/ Deloitte & Touche LLP
Ottawa, Canada                                                                                                                                                                          Independent Registered Chartered Accountants
June 6, 2011                                                                                                                                                                                 Licensed Public Accountants